Exhibit 10.33

TEMPORARY AMENDMENT

TO PURCHASE AGREEMENT

                This Temporary Amendment to Purchase Agreement (“Agreement”) dated as of the date first set forth below (the “Effective Date”) is entered into by and between Great Plains Ethanol, LLC, a South Dakota limited liability company (the “Buyer”), with, for purposes of this Agreement, an address of 27716 462nd Ave., Chancellor, South Dakota 57015, and Mueller Pallets, LLC, a South Dakota limited liability company (the “Seller”), with, for the purposes of this Agreement, an address of 27059 Mueller Place, Sioux Falls, South Dakota 57108.

RECITALS

                WHEREAS, Seller is in the business of selling scrap wooden pallets, wood chips and related scrap wood products (the particular “Product” which Buyer shall purchase pursuant to this Agreement is more specifically defined in Article IV, below);

                WHEREAS, Seller and Buyer entered into a Purchase Agreement dated December 27, 2006 (the “Initial Purchase Agreement”) (a copy of which is attached hereto as Exhibit A and incorporated herein by this reference) whereby Buyer agreed, subject to certain terms and conditions to purchase Product from Seller;

                WHEREAS, Seller and Buyer desire to temporarily modify the terms of the Initial Purchase Agreement by and through this Agreement;

                WHEREAS, Seller and Buyer acknowledge and agree that this Agreement shall be in substitution of all duties and obligations of the parties arising under the Initial Purchase Agreement for that period of time from December 1, 2007 through and including July 18, 2008, subject to extension by Buyer on a week-to-week basis, but only for that period from July 18, 2008 through and including September 1, 2008, upon notice to Seller (the “Substituted Agreement Period”); and

                WHEREAS, Seller and Buyer acknowledge and agree that, upon expiration of the Substituted Agreement Period, this Agreement shall expire and all duties and. obligations under the Initial Purchase Agreement shall again become valid and enforceable for the remainder of the term of the Initial Purchase Agreement (as set forth in Article III of the Initial Purchase Agreement).

                NOW THEREFORE, in consideration of mutual covenants contained herein, the parties agree, for the duration of the Substituted Agreement Period, as follows:

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ARTICLE I

Quantity and Payments

                In substitution of its obligations to make purchases from Seller under the Initial Purchase Agreement for that period from December 1, 2007 though the expiration of the Substituted Agreement Period, Buyer shall purchase and prepay from Seller a total of 13,860 tons of Product. Buyer commits to purchase and prepay for Fifteen Thousand Dollars ($15,000.00) of Product per week for thirty-three (33) weeks for a prepay purchase total of Four Hundred Ninety-Five Thousand Dollars ($495,000.00) during the Substituted Agreement Period. Such purchases by Buyer and payments to Seller shall be deemed full satisfaction of Buyer’s obligations under the Initial Purchase Agreement for that period from December 1, 2007, through and including July 18, 2008, subject to Buyer’s right to extend the Substituted Agreement Period on a week-to-week basis upon notice to Seller. The first eleven (11) of the thirty-three (33) payments shall be made by Buyer to Seller by personal delivery of a check to Seller’s business no later than February 20, 2008 in the amount of $l65,000.00. If the Substituted Agreement Period is extended by Buyer as allowed herein, Buyer shall make additional $15,000.00 payments to Seller, one such payment for each week the Substituted Agreement Period is extended by Buyer. In addition to the $165,000 payment, Buyer shall pay to Seller the sum of $6,600.00 in sales tax as part of the initial payment. This payment of $165,000 plus applicable sales tax shall be for 4,620 tons of Product which Seller shall store for Buyer pursuant to the terms of Article II of this Agreement unless otherwise directed by Buyer.

                Buyer shall make the remaining payments on a weekly basis, with payments to be made on Thursday of each week; unless such day is a holiday then payment shall be made on the next business day that is not a legal holiday until the remaining twenty-two (22) payments are made.  For purposes of this Article I, a payment is deemed made when deposited with the United States Postal Service, first class postage prepaid. All payments shall be subject to applicable state and local sales taxes and the actual amount of the weekly payment from Buyer to Seller shall be adjusted to include applicable taxes. Seller shall provide Buyer with the amount of sales tax due on a per payment basis. Seller shall issue receipts for each payment received from Buyer on a weekly basis reciting the amount of the payment, applicable sales taxes included.

ARTICLE II

Storage

                Seller shall store, at Seller’s place of business or such other locations designated and used by Seller for storage, all of Buyer’s Product purchased and prepaid pursuant to

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this Agreement.  Buyer acknowledges that Seller will stockpile Buyer’s Product at several different locations.  Buyer shall have the right to personally inspect such stockpiles upon 24 hours notice to Seller and during Seller’s normal business hours. In the absence of Seller’s gross negligence or willful misconduct, the risk of loss for the Product shall be on Buyer.

ARTICLE III

Term

                The Term of this Agreement shall be for the Substituted Agreement Period, as defined above.  Upon the expiration of the Term of this Agreement, the Initial Purchase Agreement shall again become valid and enforceable obligations of the parties and for the remainder of the term of the Initial Purchase Agreement (as set forth in Article III of the Initial Purchase Agreement).

ARTICLE IV

Product

                The Product to be purchased by Buyer from Seller pursuant to this Agreement shall be “2” minus” “wet” Product. The acceptable moisture range of the Product shall be 15% to 30% upon delivery to Buyer.

ARTICLE V

Delivery of Product and Fuel-Related Surcharge

                                                A.            Delivery of Product. Unless the Substituted Agreement Period is extended by Buyer, Seller shall store the Product on behalf of Buyer until the 18th day of July 2008.  If Buyer is not prepared to begin accepting shipments of the stored Product on July 18, 2008 or the last of the week-to-week extensions of the Substituted Agreement Period, if any, Buyer agrees to make alternative arrangements for the Product’s storage given the limited space available for Seller to store Buyer’s Product.

                The stored Product shall be delivered as follows: Subject to Buyer’s right to  extend the Substituted Agreement Period, as of July 18, 2008, the Initial Purchase Agreement shall take effect and Buyer must begin purchasing and receiving a minimum of 150 tons per day of Product from Seller pursuant to the terms of the Initial Purchase Agreement. Provided Buyer has purchased the minimum of 150 tons per day, Buyer may also request that Seller deliver up to an additional 84 tons per day (i.e., four truckloads) of the stored Product. Such delivery of the additional product will depend upon the availability of Seller’s trucks on any particular date, but Seller agrees to make delivery of the stored Product to Buyer its priority.  Seller shall deliver the stored Product to Buyer’s

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place of business (to that area designated by Buyer for receipt and storage of the Product) located near Chancellor, South Dakota, as instructed by Buyer.  Should Buyer want the stored Product delivered elsewhere, Seller will advise Buyer of increase in cost due to additional transportation charges, if any, prior to such delivery and Buyer shall pay such increase in cost if Buyer desires to have the Product delivered to the alternative location. Seller shall make all deliveries of Product during Buyer’s normal hours of operation.  Buyer shall provide Seller with a proposed delivery schedule for both the new Product and the stored Product on a week-by-week basis at least one week in advance of the week of delivery.  Seller may alter Buyer’s delivery schedule upon a three (3) day notice to Buyer.

                B.   Fuel-Related Surcharge. Upon delivery of the stored Product, Buyer shall pay Seller any Fuel-Related Surcharge as defined in Article IV, subsection C of the Initial Purchase Agreement.  The Fuel Related Surcharge will be invoiced by Seller to Buyer at the time of delivery.  Any state or local sales taxes payable on the Fuel Related Surcharge shall be included in such invoices. All such invoices shall be paid to Seller by Buyer no later than the last day of the month in the month immediately following the month in which the invoices are received by Buyer from Seller.

                C.   Contents of Product.  Seller shall provide Product of such quality as set forth in Article V, subsection B of the Initial Purchase Agreement.

                D.   Examination of Goods.  Buyer has the right to examine the Product upon receipt.  Buyer shall have a period often (10) days after receipt of any particular delivery of Product in which to reject the Product or to notify Seller of any claim for damages based on the condition, grade, quality or quantity of the Product.  Any particular delivery of Product to Buyer shall be deemed accepted by Buyer unless Seller receives notice pursuant to this Article V.

ARTICLE VI

Seller’s Warranties

                                                A.            Availability of Product. In the event that the all of the stored Product is not available to Buyer as a result of Seller’s gross negligence or willful misconduct, Seller will procure like Product from another source to fulfill all of Seller’s obligations hereunder and Seller shall provide the same to Buyer for the price set forth in this Agreement.  In the event Seller is unable to procure like Product to fulfill its obligations, Seller will reimburse Buyer for the costs of any replacement Product purchased by Buyer less the price set forth in this Agreement. Seller shall further reimburse Buyer for any and all additional costs associated with Buyer’s purchase of substitute Product including, but not limited to increased costs of transportation.

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                                                B.            Quality of Product. Seller shall, at all times, exert best efforts and all due diligence to assure that the Product is suitable for the intended use by Buyer.  In addition, Seller shall take all actions, within the control of Seller, to assure that the quality of Product remains reasonably constant such that all Product shall be suitable for Buyer’s intended use. For purposes of this Agreement, if the delivered Product conforms with the requirements of Article IV and Article V subsection C, above, it shall be considered suitable for Buyer’s intended use. Seller shall not sell to Buyer any Product that does not comply with Article IV and Article V subsection C, above.

                                                C.            Product Unencumbered. Seller expressly warrants that the stored Product shall be, at all time, free from any and all security interest, liens, and encumbrances, except security interests in the Product granted to Buyer by Seller.

                                                D.            Authority. Seller expressly warrants that the individual executing this Agreement on behalf of Seller is frilly authorized to do so and that no further action or consent on the part of Seller or any representative of Seller is necessary to bind Seller to this Agreement and to allow enforcement of the terms and conditions of this Agreement against Seller.

ARTICLE VII

Default

                                                A.            Events of Default. The failure by Buyer or Seller to comply with any term, condition or obligation arising under this Agreement shall constitute a default (“Default”). Upon Default, the Non-defaulting Party shall give the Defaulting Party written notice of the specific Default and shall allow Defaulting Party five (5) days to cure the Default.

                                                B.            Remedies.  Upon an uncured Default, Non-Defaulting Party shall be entitled at its discretion to exercise any and all remedies available to it at law or in equity including, but not limited to, termination of this Agreement without further notice and recovery of general damages, consequential damages, any applicable injunctive relief and costs (including reasonable attorneys’ fees). The Non-Defaulting Party may also exercise its right to continue this Agreement upon notice to the Defaulting Party, despite the default and any resulting recovery.

ARTICLE VIII

Insurance

                                                A.            Workers’ Compensation. Seller warrants to Buyer that all of Seller’s

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employees, who may make deliveries to or who may otherwise be on Buyer’s property, shall be covered (if required) by applicable workers’ compensation laws.

                                                B.            Automobile Insurance. Seller agrees to carry insurance on its vehicles operating on Buyer’s property in amounts satisfactory to Buyer.

                                                C.            Commercial General Liability.  During the Term of this Agreement, Seller shall purchase and maintain Commercial General Liability insurance with combined single limits of not less than $1,000,000.00 and the policy shall be endorsed to require a thirty (30) day advance written notice to Buyer of termination, cancellation or any other material change to said policy.

                                                D.            Insurance on Product.  Seller’s insurance provides coverage for three “piles” of Product at $25,000 for each pile. Buyer may provide additional insurance coverage, at Buyer’s option.

                                                E.             Proof of Insurance.  Seller shall, on an annual basis or upon renewal, whichever period of time is less, provide proof of the existence of the foregoing policies of insurance to Buyer.

ARTICLE IX

Miscellaneous Provisions

                                                A.            Indemnification.  Seller shall indemnify and hold harmless Buyer and its respective owners, officers, managers, directors, other employees, agents, and assigns from any and all claims, damages, liabilities, attorneys’ fees and expenses arising out of Seller’s violation of any of the terms and conditions of this Agreement or any and all claims, damages, liabilities, attorneys’ fees and expenses arising out of any claim based upon the Product sold by Seller to Buyer or the acts or omissions of Seller. In the same manner, Buyer shall hold Seller harmless for any and all claims, damages, liabilities, attorneys’ fees and expenses arising out of any claim based upon Buyer’s use of the Product, Buyer’s violation of any of the terms and conditions of this Agreement, or the acts or omissions of Buyer.

                                                B.            Expenses of Enforcement.  If Buyer or Seller breaches or threatens to breach any of the covenants described in this Agreement, then, in addition to any of the rights and remedies which the Non-Breaching Party may have against the Breaching Party, the Breaching Party will be liable to pay the Non-Breaching Party’s court costs and reasonable attorneys fees incurred in enforcing this Agreement.

                                                C.            Severability.  If any provision of this Agreement shall be held by a court of

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competent jurisdiction to be unenforceable or invalid, the remaining provisions will remain in full force and effect. If any provision of this Agreement is held to be overbroad as written, the provision shall be deemed amended to narrow its application to the extent necessary to make it enforceable to the fullest extent allowable.

                                                D.            Successors and Assigns.  This Agreement shall inure to the benefit of, and be valid, enforceable and binding upon, the beneficiaries, heirs, successors, assigns, and transferees of both Seller and Buyer. Neither party may assign this Agreement without the express written consent of the other party, such consent not to be unreasonably withheld.

                                                E.             Presumptions.  In construing the terms of this Agreement, no presumption shall operate in either party’s favor as a result of counsel’s role in drafting this Agreement’s terms or provisions.

                                                F.             Waiver of Breach.  The waiver by Buyer or Seller of a breach of any covenant of this Agreement shall not operate or be construed as a waiver of any subsequent or later breach by Buyer or Seller.  No waiver by Buyer or Seller shall be effective unless in writing.

                                                G.            Text Controls.  The headings of paragraphs and sections are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

                                                H.            Governing Law.  All rights and obligations arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota..

                                                I.              Force Majeure.  Neither Seller or Buyer will be liable to the other for any failure or delay in performance of any obligation under this Agreement due to events beyond its control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of a public entity or terrorism, riots, civil disorders, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, acts of God, or acts or regulation or priorities of the federal, state or local government or branches or agencies thereof.

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(Signature pages follow)

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                Dated this ____ day of February, 2008.

MUELLER PALLETS, LLC

By:	/s/ Margaret E. Mueller
Margaret E. Mueller, Manager

STATE OF SOUTHDAKOTA	)
:
COUNTY OF MNNEHAHA	)

                On this 20th day of February, 2008, before me, the undersigned officer, personally appeared, Margaret E. Mueller, who acknowledged herself to be the Manager of Mueller Pallets, LLC, a South Dakota limited liability company, and that she as such Manager, being authorized so to do, executed the same for purposes therein contained.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Michelle DeJong
Notary Public

(SEAL)	My Commission Expires: Feb. 8, 2011

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                Dated this ____ day of February, 2008.

GREAT PLAINS ETHANOL, LLC

By:	/s/ Rick Serie
Rick Serie, Manager

STATE OF SOUTH DAKOTA	)
:
COUNTY OF MINNEHAHA	)

                On this 20th day of February, 2008, before me, the undersigned officer, personally appeared, Rick Serie, who acknowledged himself to be the Manager of Great Plains Ethanol, LLC, a South Dakota limited liability company, and that he as such Manager, being authorized so to do, executed the same for purposes therein contained.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Michelle DeJong
Notary Public

(SEAL)	My Commission Expires: Feb. 8, 2011

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Exhibit A

“Initial Purchase Agreement”

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PURCHASE AGREEMENT

                This Purchase Agreement (“Agreement”) is between Great Plains Ethanol, LLC, a South Dakota limited liability company (the “Buyer”), with, for purposes of this  Agreement, an address of 27716 462nd Ave., Chancellor, South Dakota 57015 and Mueller Pallets, LLC, a South Dakota limited liability company (the “Seller”), with, for the purposes of this Agreement, an address of 27059 Mueller Place, Sioux Falls, South Dakota 57108.

RECITALS

                WHEREAS, Seller is in the business of selling scrap wooden pallets, wood chips  and related scrap wood products (collectively “Product”);

                WHEREAS, Seller wants to enter into a contract to sell Product to Buyer;

                WHEREAS, Seller is ready, willing and able to sell the Product to the Buyer under the terms outlined in this Agreement; and

                WHEREAS, Seller acknowledges and agrees that this Agreement does not guarantee Buyer will purchase any Product beyond the minimum quantity designated herein.

                NOW THEREFORE, in consideration of mutual covenants contained herein, the parties agree as follows:

ARTICLE I

Quantity

                                                A.            Minimum and Maximum Product Purchase. Commencing on December 1, 2007, Buyer commits to purchase a minimum of one hundred fifty (150) tons of Product per day from Seller for each business day except legal holidays (“Minimum Purchase Amount”). Seller will deliver Product to Buyer only on regular business days. Buyer may also close its facilities or cease operations at its facilities for up to twenty (20) business days in any calendar year.  During these times, Buyer is not required to purchase the Minimum Purchase Amount. If Buyer’s facility is closed for more than twenty (20) days in any calendar year, however, Buyer will not be excused from its obligation to purchase the Minimum Purchase Amount. The actual amount of Product purchased will be based on an average per month. For instance, Buyer may purchase one hundred twenty (120) tons of Product on one day, and one hundred eighty (180) tons of Product on a succeeding day, but Buyer’s purchases of Product for any given month shall average a minimum of one hundred fifty (150) tons of Product per day.

                Buyer shall also have a first right of refusal for all amounts of Product produced by Seller in excess of the Minimum Purchase Amount. For all such amounts in excess of the Minimum Purchase Amount, Seller shall notify Buyer of the existence of those excess amounts and shall provide to Buyer an estimate of such excess amounts and the date upon which those excess amounts will be available for purchase by Buyer.  Buyer shall have three (3) business days from the receipt of such notice to exercise its first right of refusal and to provide notice to Seller of such exercise.  The pricing for all amounts purchased in excess of the Minimum Purchase Amount shall be in accordance with, and shall not deviate from, those prices set forth in Article IV, below.

                                                B.            Weekly Estimates to Seller.  Buyer will provide weekly requests to Seller estimating the amount of Product that Buyer will purchase in the following week. Buyer shall provide this information to Seller no later than the Tuesday immediately preceding the week in which the Product is to be delivered by Seller. Should the designated request day fall on a legal holiday or other day in which Buyer’s office is not open for general business, the request shall be submitted the next day which is not a legal holiday or on which the Buyer’s office is open for general business. The designated request day may be changed by agreement of the parties and lack of such request from Buyer to Seller shall not, in any way, excuse Seller from making available to Buyer the Minimum Purchase Amount.

ARTICLE II

Condition Precedent

                Seller agrees and acknowledges that this Agreement shall be unenforceable against Buyer or Seller until such time as Buyer’s Board of Managers approves and ratifies this Agreement.  The signing of this Agreement by an authorized representative of Buyer is not to be construed as approval and ratification by the Buyer’s Board of Managers. Seller agrees that upon Seller’s execution of this Agreement, Seller’s commitment to supply Product to Buyer will remain in effect for ninety (90) business days to enable Buyer to obtain all financing it deems necessary, in its sole and absolute discretion, and to obtain approval from Buyer’s Board of Managers. Should Buyer not obtain approval from its Board of Managers within ninety (90) days after Seller’s execution of this Agreement, Seller may — at its sole option — terminate this Agreement upon written notice to Buyer.

ARTICLE III

Term

                The Term of this Agreement shall be for a period of ten (10) years, commencing on December 1, 2007 (“Term”).

ARTICLE IV

Price and Payment

                                                A.            Initial Purchase Price — “Dry” Product. Buyer shall pay to Seller $38.00 per ton (“Purchase Price”) of “dry” “2” minus” Product delivered to Buyer. The Purchase Price shall include handling, shipping and all similar charges, unless the Fuel-Related Surcharge, below, is applicable at any given time.  In such instance the Purchase Price shall be altered accordingly.  This material shall be less than fifteen percent (15%) moisture to be considered “dry” material.

                                                i.                                          Buyer and Seller agree that the first twenty (20) loads of “dry” Product delivered to Seller by Buyer will be weighed and the average of those loads used as the tonnage for all subsequent loads delivered by Buyer to Seller.  Buyer shall have the right to weigh additional loads in the same manner as set forth above at such times and intervals as deemed necessary by Buyer.  In the event subsequent weights deviate from the initial weighing and averaging, Buyer and Seller shall adjust subsequent deliveries accordingly.

                                                B.            Initial Purchase Price “Wet” Product. The Purchase Price for “2” minus” “wet” Product shall be $35.00 per ton delivered. The tonnage for a wet load will be the average tonnage for a “dry” load as set forth above, with Seller paying $3.00 per ton less for a “wet” load.  This material shall be between 15% to 50% moisture to be considered “wet” material. Absent written direction from Buyer to the contrary, no more than twenty-five (25%) of the total Product delivered to Buyer in any given month shall be “wet” Product, unless approved by Buyer.

                                                C.            Fuel Related Surcharge.  In the event that the price of diesel fuel, as used by the Seller, exceeds $3.25 per gallon, then, and only as to loads delivered during the time of diesel fuel prices in excess of $3.25 per gallon, a surcharge shall be added to the Purchase Price for each such load (“Fuel-Related Surcharge”). The Fuel-Related Surcharge shall be added at a rate of $17.50 per load for each whole increment of $0.25 per gallon of diesel fuel in excess of $3.25 per gallon. For example, the Fuel-Related Surcharge will be calculated as follows: $3.26 - $3.50 per gallon= $17.50 per load; $3.51 - $3.76 per gallon = $35.00 per load; $3.77 - $4.02 per gallon = $52.50 per load; $4.03 - $4.28 per gallon = $70.00 per load; $4.29 - $4.54 per gallon = $87.50 per load etc.

                                                D.            Adjustment to Purchase Price. No adjustment (other than the Fuel-Related Surcharge) to the Purchase Price for any Product shall be made during the first three (3) years of the Term of this Agreement. On January 1, 2011 and on January 1 of each succeeding year of the remainder of the Term of this Agreement (“Price  Adjustment Date”), the Purchase Price for Product may, by mutual agreement of the parties, be increased by a maximum of four percent (4%) per year, but only upon sufficient proof from Seller to Buyer that Seller’s costs of raw materials has increased over the twelve (12) month period prior to the Price Adjustment Date.  Such proof shall be submitted to Buyer on the 15th day of December prior to the next Price Adjustment Date.  It is the intent of the parties that the Purchase Price only be adjusted in accordance with the actual increase in raw materials cost to the Seller.  However, in no instance shall the adjustment to the Purchase Price exceed four percent (4%) on any one Price Adjustment Date.

                For instance, if Seller demonstrates (by providing invoices, statements, bills, or otherwise) that Seller’s cost of raw materials increased by two percent (2%) over a twelve (12) month period prior to a Price Adjustment Date, then the Purchase Price shall be increased by a like two percent (2%).  If Seller similarly demonstrates that Seller’s cost of raw materials increased by six percent (6%) over a twelve (12) month period prior to a Price Adjustment Date, the Purchase Price shall be increased, but only by the maximum four percent (4%) agreed to hereunder.

                                                E.             Payment.  Seller shall invoice Buyer for the Product delivered on a monthly basis. Buyer shall pay the invoices, in full, within thirty (30) days of receipt.

ARTICLE V

Delivery of Product and Examination of Goods

                                                A.            Delivery of Product. Seller shall deliver the Product to Buyer’s facility located near Chancellor, South Dakota. Should Buyer want the Product delivered elsewhere, Seller will advise Buyer of increase in cost due to additional transportation charges, if any, prior to such delivery and Buyer shall pay such increase in cost if Buyer desires to have the Product delivered to the alternative location. Seller shall make all deliveries of Product during Buyer’s normal hours of operation.  Seller shall provide Buyer a delivery schedule on a week-by-week basis at least one week in advance of the week of delivery.  Buyer may alter Seller’s delivery schedule upon a three (3) day notice to Seller.

                                                B.            Contents of Product.  Seller shall provide Product of such quality as required by Buyer and any rules, ordinances, regulations, or laws that govern the operation of the business of Buyer and its fuel grade ethanol production facility.  Without limiting the generality of the foregoing, Seller shall not deliver any Product that includes non-approved materials such as plastics, treated woods (i.e. green treated wood), railroad ties, treated pilings, painted wood, stained wood, or any other wood which contains petroleum products or other chemicals which do not occur naturally in wood.  Buyer acknowledges, however, that Seller has previously provided a sample of Product for a test burn by Buyer.  The sample provided by Seller was sufficient to meet or exceed Buyer’s requirements.  As long as Seller continues to provide Product at least equivalent to that provided in the sample, Seller shall be in compliance with the terms of this paragraph.  However, Buyer shall have the right, in its sole and absolute discretion, to conduct similar test burns to confirm that the quality of the Product continues to meet or exceed Buyer’s requirements for its compliance with state and federal statutes, regulations, and rules, as the case may be.  Buyer agrees to provide Seller with the results from the first test bum as well as the results of any subsequent test burns conducted by Buyer.

                                                C.            Examination of Goods. Buyer has the right to examine the Product upon receipt.  Buyer shall have a period of 10 days after receipt of any particular delivery of Product in which to reject the Product or to notify Seller of any claim for damages based on the condition, grade, quality or quantity of the Product. Any particular delivery of Product to Buyer shall be deemed accepted by Buyer unless Seller receives notice pursuant to this Article V.

ARTICLE VI

Seller’s Warranties

                                                A.            Availability of Product. Seller expressly warrants that it will maintain and have readily available, upon an order by Buyer, up to 150 ton of Product per day on average. Seller further warrants that if it fails to maintain a sufficient quantity of Product to satisfy Buyer’s requirement of 150 ton per day on average, it will procure like Product from another source to satisfy Buyer’s requirements and Seller shall provide the same to Buyer for the price set forth in this Agreement.  Seller will reimburse Buyer for the costs of any replacement Product purchased by Buyer less the price set forth in this Agreement. Seller shall further reimburse Buyer for any all additional costs associated with Buyer’s purchase of substitute Product including, but not limited to increased costs of transportation.

                                                B.            Quality of Product.  Seller shall, at all times, exert best efforts and all due diligence to assure that the Product is suitable for the intended use by Buyer.  In addition, Seller shall take all actions, within control of Seller, to assure that the quality of Product remains reasonably constant such that all deliveries of Product shall be suitable for Buyer’s intended use.  For purposes of this Agreement, if the delivered Product conforms with the type required by this Agreement — i.e., “2 inch minus” with no more than twenty-five percent (25%) “wet” without Buyer’s approval — it shall be considered suitable for Buyer’s intended use. Seller shall not deliver any Product that does not comply with Article V, Section B, above.

                                                C.            Product Unencumbered.  Seller expressly warrants that the Product shall be, at all time, free from any and all security interest, liens, and encumbrances.

                                                D.            Risk of Loss.  Seller expressly warrants that it shall bear any and all risks of loss until such time as the Product is delivered to or received by Buyer and is accepted by Buyer in accordance with Article V above.

                                                E.             Authority.  Seller expressly warrants that the individual executing this Agreement on behalf of Seller is fully authorized to do so and that no further action or consent on the part of Seller or any representative of Seller is necessary to bind Seller to this Agreement and to allow enforcement of the terms and conditions of this Agreement  against Seller.

ARTICLE VII

Default

                                                A.            Events of Default.  The failure by Buyer or Seller to comply with any term, condition or obligation arising under this Agreement shall constitute a default (“Default”).  Upon Default, the Non-defaulting Party shall give the Defaulting Party written notice of the specific Default and shall allow Defaulting Party five (5) days to cure the Default.

                                                B.            Remedies.  Upon an uncured Default, Non-Defaulting Party shall be entitled at its discretion to exercise any and all remedies available to it at law or in equity including, but not limited to, termination of this Agreement without further notice and recovery of general damages, consequential damages, any applicable injunctive relief and costs (including reasonable attorneys’ fees). The Non-Defaulting Party may also exercise its right to continue this Agreement upon notice to the Defaulting Party, despite the default and any resulting recovery.

ARTICLE VIII

Insurance

                                                A.            Workers’ Compensation.  Seller warrants to Buyer that all of Seller’s employees, who may make deliveries to or who may otherwise be on Buyer’s property, shall be covered (if required) by applicable workers’ compensation laws.

                                                B.            Automobile Insurance.  Seller agrees to carry insurance on its vehicles operating on Buyer’s property in amounts satisfactory to Buyer.

                                                C.            Commercial General Liability.  During the Term of this Agreement, Seller shall purchase and maintain Commercial General Liability insurance with combined single limits of not less than $1,000,000.00 and the policy shall be endorsed to require a thirty (30) day advance written notice to Buyer of termination, cancellation or any other material change to said policy.

                                                D.            Proof of Insurance. Seller shall, on an annual basis or upon renewal, whichever period of time is less, provide proof of the existence of the foregoing policies of insurance to Buyer.

ARTICLE IX

Miscellaneous Provisions

                                                A.            Indemnification.  Seller shall indemnify and hold harmless Buyer and its respective owners, officers, managers, directors, other employees, agents, and assigns from any and all claims, damages, liabilities, attorneys’ fees and expenses arising out of Seller’s violation of any of the terms and conditions of this Agreement or any and all claims, damages, liabilities, attorneys’ fees and expenses arising out of any claim based upon the Product sold by Seller to Buyer or the acts or omissions of Seller.  In the same manner, Buyer shall hold Seller harmless for any and all claims, damages, liabilities, attorneys’ fees and expenses arising out of any claim based upon Buyer’s use of the Product, Buyer’s violation of any of the terms and conditions of this Agreement, or the acts or omissions of Buyer.

                                                B.            Expenses of Enforcement.  If Buyer or Seller breaches or threatens to breach any of the covenants described in this Agreement, then, in addition to any of the rights and remedies which the Non-Breaching Party may have against the Breaching Party, the Breaching Party will be liable to pay the Non-Breaching Party’s court costs and reasonable attorneys fees incurred in enforcing this Agreement.

                                                C.            Severability.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be unenforceable or invalid, the remaining provisions will remain in full force and effect. If any provision of this Agreement is held to be overbroad as written, the provision shall be deemed amended to narrow its application to the extent necessary to make it enforceable to the fullest extent allowable.

                                                D.            Successors and Assigns. This Agreement shall inure to the benefit of, and be valid, enforceable and binding upon, the beneficiaries, heirs, successors, assigns, and transferees of both Seller and Buyer. Neither party may assign this Agreement without the express written consent of the other party, such consent not to be unreasonably withheld.

                                                E.             Presumptions.  In construing the terms of this Agreement, no presumption shall operate in either party’s favor as a result of counsel’s role in drafting this Agreement’s terms or provisions.

                                                F.             Waiver of Breach.  The waiver by Buyer or Seller of a breach of any covenant of this Agreement shall not operate or be construed as a waiver of any subsequent or later breach by Buyer or Seller. No waiver by Buyer or Seller shall be effective unless in writing.

                                                G.            Text Controls.  The headings of paragraphs and sections are included solely for convenience.  If a conflict exists between any heading and the text of this Agreement, the text shall control.

                                                H.            Governing Law.  All rights and obligations arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota.

                                                I.              Force Majeure. Neither Seller or Buyer will be liable to the other for any failure or delay in performance of any obligation under this Agreement due to events beyond its control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of a public entity or terrorism, riots, civil disorders, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, acts of God, or acts or regulation or priorities of the federal, state or local government or branches or agencies thereof.

(signature pages follow)

         Dated this 27th day of December, 2006.

MUELLER PALLETS, LLC

By:	/s/ Margaret E. Mueller
Margaret E. Mueller, Manager

STATE OF SOUTH DAKOTA	)
:
COUNTY OF MINNEHAHA	)

                On this 27th day of December, 2006, before me, the undersigned officer, personally appeared, Margaret E. Mueller, who acknowledged herself to be the Manager of Mueller Pallets, LLC, a South Dakota limited liability company, and that she as such Manager, being authorized so to do, executed the same for purposes therein contained.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Crystal Hoek
Notary Public

(SEAL)	My Commission Expires: May 19, 2012

                Dated this 27 day of December, 2006.

GREAT PLAINS ETHANOL, LLC

By:	/s/ Rick Serie
Rick Serie, Manager

STATE OF SOUTH DAKOTA	)
:
COUNTY OF MINNEHAHA	)

              On this 27th day of December, 2006, before me, the undersigned officer, personally appeared, Rick Serie, who acknowledged himself to be the Manager of Great Plains Ethanol, LLC, a South Dakota limited liability company, and that he as such Manager, being authorized so to do, executed the same for purposes therein contained.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Crystal Hoek
Notary Public

(SEAL)	My Commission Expires: May 19, 2012

APPROVAL BY GREAT PLAINS ETHANOL, LLC BOARD OF MANGERS

                Pursuant to Article II above, this Agreement is approved and ratified by the Board of Managers of Great Plains Ethanol, LLC this        day of                              , 200  .

By:

Its: